Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Jay Shepard, Chief Executive Officer of Versartis, Inc. (the “Company”), and Joshua Brumm, Chief Operating Officer and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1. The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 9, 2017

In Witness Whereof, the undersigned have set their hands hereto as of the 9th day of November, 2017.

/s/ Jay Shepard
Jay Shepard
Chief Executive Officer
/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Operating Officer and Chief Financial Officer